UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 10, 2019, pursuant to that certain Agreement and Plan of Merger, dated as of October 18, 2018 (the “Merger Agreement”), by and among Valero Energy Corporation (“VLO”), Forest Merger Sub, LLC, an indirect wholly owned subsidiary of VLO (“Merger Sub”), Valero Energy Partners LP (the “Partnership”) and Valero Energy Partners GP LLC, the general partner of the Partnership, Merger Sub merged with and into the Partnership (the “Merger”), with the Partnership surviving and continuing to exist as a Delaware limited partnership.

Under the terms of the Merger Agreement, at the effective time of the Merger, subject to the terms and conditions set forth in the Merger Agreement, each of the common units representing limited partner interests in the Partnership (the “Common Units”), other than Common Units owned by VLO and its subsidiaries, was converted into the right to receive $42.25 per Common Unit in cash without any interest thereon and all such Common Units were automatically cancelled and ceased to exist. The Partnership’s incentive distribution rights and general partner interest, and the Common Units owned by VLO and its subsidiaries, were unaffected by the Merger and will remain issued and outstanding in the Partnership, and no consideration was delivered in respect thereof.

Item 1.01.          Entry into a Material Definitive Agreement.

In connection with the completion of the Merger, the Partnership, as issuer, VLO, as parent guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), entered into that certain First Supplemental Indenture, dated as of January 10, 2019 (the “First Supplemental Indenture”), to that certain Indenture, dated as of November 30, 2016 (the “Base Indenture”), between the Partnership, as issuer, and the Trustee, as trustee. The Base Indenture, as supplemented by (i) the Officers’ Certificate, dated as of December 9, 2016, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.375% Senior Notes due 2026 (the “2026 Notes”), (ii) the Officers’ Certificate, dated as of March 29, 2018, establishing the terms of $500,000,000 aggregate principal amount of the Partnership’s 4.500% Senior Notes due 2028 (together with the 2026 Notes, the “Senior Notes”) and (iii) the First Supplemental Indenture, is referred to herein as the “Indenture.”

The First Supplemental Indenture establishes VLO’s unconditional and irrevocable guarantee of the prompt payment, when due, of any amount owed to the holders of the Senior Notes under the terms of the Senior Notes and the Indenture and any other amounts due pursuant to the Indenture. The foregoing description of the Base Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference into this Item 1.01, and the First Supplemental Indenture, which is attached hereto as Exhibit 4.2 and is incorporated by reference into this Item 1.01.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.          Regulation FD Disclosure.

On January 10, 2019, VLO and the Partnership issued a joint press release announcing the completion of the Merger. The press release is furnished as Exhibit 99.1.

This information is being furnished, not filed, pursuant to Regulation FD. Accordingly, this information will not be incorporated by reference into any registration statement filed by VLO under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference herein.

Item 8.01.          Other Events.

The description of the Merger Agreement and the Merger in the Introductory Note is incorporated by reference into this Item 8.01. Such description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 8.01.

Item 9.01          Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of October 18, 2018, by and among Valero Energy Corporation, Forest Merger Sub, LLC, Valero Energy Partners LP and Valero Energy Partners GP LLC (incorporated by reference to Exhibit 2.1 to Valero Energy Corporation’s Current Report on Form 8-K dated and filed October 18, 2018 (SEC File No. 1-13175)).

4.1
 Indenture, dated as of November 30, 2016, between Valero Energy Partners LP, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Valero Energy Partners LP’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-208052) filed November 30, 2016).

4.2	First Supplemental Indenture, dated as of January 10, 2019, among Valero Energy Partners LP, as issuer, Valero Energy Corporation, as parent guarantor, and U.S. Bank National Association, as trustee.

99.1	Press release, dated January 10, 2019.

*
Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Valero Energy Corporation agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date:	January 10, 2019	By:	/s/ Donna M. Titzman
Donna M. Titzman
Executive Vice President and Chief Financial Officer